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                               FIRST AMENDMENT TO

                              MANAGEMENT AGREEMENT



                  THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT (the "Amendment") is made as of June 12, 1997, by and between Foamex L.P., a Delaware limited partnership ("Foamex"), and Trace Foam Company, Inc., a Delaware corporation formerly known as '21' Foam Company, Inc. ("Trace").

                              W I T N E S S E T H:

                  WHEREAS, Foamex and Trace entered into that certain '21' Foam Management Agreement, dated as of October 13, 1992 (the "Agreement");

                  WHEREAS, the rights and obligations of Foamex and Trace were reaffirmed in the Affirmation Agreement, dated as of December 14, 1993, by and among Foamex, Trace and FMXI, Inc., the managing general partner of Foamex;

                  WHEREAS,   Foamex  has   acquired   and  disposed  of  several
businesses and the management of Foamex has become increasingly complex since the date the Agreement was originally entered into; and

                  WHEREAS, Foamex and Trace desire to amend the Agreement as set forth herein to increase the fees payable to Trace.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                  1. Amendment of Section 2(a). The Agreement is hereby amended by deleting the words "annual management fee of $1,750,000" from the definition of "Management Fee" set forth in Section 2(a) and inserting in their place the following words: "annual management fee of $3,000,000".

                  2. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

                  4. Limitation. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Agreement, each of which shall remain in full force and effect and are hereby ratified and confirmed.



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                  5. Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original, and all of which taken together will be deemed to be but one and the same instrument.



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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                           FOAMEX L.P.

                                           By: FMXI, INC.
                                           its Managing General Partner



                                           By: /s/ George Karpinski
                                           Name: George Karpinski
                                           Title: Vice President



                                           TRACE FOAM COMPANY, INC.



                                           By: /s/ Philip N. Smith, Jr.
                                           Name:  Philip N. Smith, Jr.
                                           Title: Vice President